FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                     201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
  _____

OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS


                                 May 18, 2004





Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
133 East Tyler Street
Longview, TX   75601


                        Re:   Summit Environmental Corporation, Inc.

Dear Mr. Parker:

      The undersigned is named in the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc. (the "Company"), a Texas corporation, which registration statement is to be filed with the Securities and Exchange Commission in connection with the registration of shares of Common Stock of the Company to be offered for sale by certain selling security holders. The capacity in which the undersigned is named in such SB-2 Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

      The undersigned hereby consents to being named in such SB-2 Registration Statement in the capacity therein described.

                                    Sincerely,

                                    /s/ Thomas J. Kenan
                                    -------------------
                                    Thomas J. Kenan



                                                                    Exhibit 23.1
                                                                     Page 1 of 1